Biotricity Appoints Casey Shattuck as New VP of Sales to Spearhead Bioflux Launch

REDWOOD CITY, CA – March 13, 2018 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, today announced the company has appointed Mr. Casey Shattuck to serve as the Company’s Vice President of Sales. With extensive experience in building and leading sales divisions of cardiac and vascular “start-up” companies which have led to numerous successful acquisitions, Mr. Shattuck’s immediate priority will be to oversee the commercialization of Bioflux, a real-time, high-precision mobile cardiac telemetry solution for customers.

The appointment comes after the Company’s recent 510(k) clearance for its Bioflux device with the U.S. Food and Drug Administration (FDA) which occurred in December 2017. Bioflux’s advanced technology is designed to assist in the diagnosis of cardiac arrhythmias, enhance patient outcomes, and curb healthcare costs.  The Company expects to have Bioflux in key sites in the U.S. by end of Q2 2018.

Mr. Shattuck brings vast industry expertise having helped establish Cardio Thoracic Systems as the dominant player in the southern US market, which the Company believes played a pivotal role in Guidant’s decision to acquire Cardio Thoracic Systems. At Foxhollow Technologies, Casey was responsible for 10 regional directors and 70 sales professionals with over $40 million in revenue.

“Management believes that commercialization is one of the most important milestones that a medical technology company can achieve,” said Waqaas Al-Siddiq, Founder and CEO of Biotricity.  “We are thrilled to add Mr. Shattuck to our team and are confident in his ability to oversee our near-term growth catalysts. His expertise blends seamlessly with our world-class sales force, which comprises of highly driven and visionary team members from the medical and cardiac industries. We look forward to working with him as we aggressively target commercial launch during the second quarter of 2018.”

The Bioflux system is designed to be a complete solution for cardiac monitoring and diagnosis, consisting of the Bioflux device, proprietary software, and a 24/7 monitoring center that merges seamlessly with physicians’ existing platforms and workflows. Unlike traditional cardiac monitoring solutions, Bioflux extends the support a patient receives at a care facility into the patient’s home. The device monitors a patient’s ECG in near real-time, constantly analyzing and collecting data on the device and periodically uploading to the cloud via embedded cellular technology.

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About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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